                                   EXHIBIT 21
                           SUBSIDIARIES OF REGISTRANT



                                                               STATE
                                                                 OF
                 COMPANY                                    INCORPORATION
                 -------                                    -------------
      PMC Commercial Limited Partnership                       Delaware
      PMC Commercial Corp.                                     Delaware
      PMC Commercial Trust, Ltd.  1998-1                       Delaware
      PMCT Corp. 1998-1                                        Delaware